EXHIBIT 99.01

FOR IMMEDIATE RELEASE

www.quintiles.com
CONTACT:
Pat Grebe, Media Relations
media.info@quintiles.com
Greg Connors, Investor Relations
invest@quintiles.com
919 998 2000

QUINTILES ANNOUNCES ITS INTENTION TO OFFER $450 MILLION OF SENIOR SUBORDINATED NOTES

RESEARCH TRIANGLE PARK, NORTH CAROLINA — August 26, 2003 — Quintiles Transnational Corp. (Nasdaq: QTRN) today announced that it intends to offer $450 million principal amount of Senior Subordinated Notes due 2013 in connection with its merger with a wholly-owned subsidiary of Pharma Services Holding, Inc., the company formed for the acquisition of Quintiles by Dennis B. Gillings, Ph.D., Chairman and founder of Quintiles, and One Equity Partners, LLC, the private equity arm of Bank One Corporation. The Notes will be guaranteed by Quintiles’ U.S. subsidiaries. Holders of the Notes will be granted certain exchange and registration rights with respect to the Notes. The net proceeds will be used to finance the merger and to refinance a portion of Quintiles’ existing debt. The consummation of the offering is conditioned upon the consummation of the merger.

The Notes will only be sold in a Rule 144A private offering to qualified institutional buyers and in a Regulation S offering to certain non-U.S. persons in transactions outside the United States. The Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement under the Act or in accordance with an applicable exemption from registration requirements of the Act.

THIS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Quintiles Transnational helps improve healthcare worldwide by providing a broad range of professional services, information and partnering solutions to the pharmaceutical, biotechnology and healthcare industries. Headquartered near Research Triangle Park, North Carolina, Quintiles is a member of the S&P 500 and Fortune 1000. For more information visit the company’s Web site at www.quintiles.com.

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This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the merger and the financing of that merger. You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, uncertainties arising in connection with the proposed merger with a subsidiary of Pharma

Services Holding, Inc., including the possibility that regulatory authorities and shareholders might not approve the merger or that other conditions to closing under the merger agreement may not be satisfied or waived, the risk that the market for our products and services will not grow as we expect, the risk that our PharmaBio transactions will not generate revenue or profit at the rate or levels we anticipate or that royalty revenues under the PharmaBio agreements may not be adequate to offset Quintiles’ upfront and ongoing expenses in providing sales and marketing services or in making milestone and marketing payments, our ability to efficiently distribute backlog among project management groups and match demand to resources, actual operating performance, variation in the actual savings and operating improvements resulting from previous restructurings, the ability to maintain large customer contracts or to enter into new contracts, changes in trends in the pharmaceutical industry, and the ability to operate successfully in new lines of business. Additional factors that could cause actual results to differ materially are discussed in the company’s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, its Form 8-Ks, and its other periodic reports, including Form 10-Qs.

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